UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 3, 2007 (December 29, 2006)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont 05654
(Address of principal executive offices)                    (Zip Code)

 (802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

 FORM 8-K

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 29, 2006, the Company completed the previously announced sale of the real and personal property comprising the Kershaw Pink and Coral Gray quarry operations located in South Carolina to New England Stone LLC. The assets sold include the Kershaw quarry leasehold interest, the Coral Gray land, block inventory and equipment used in quarrying. The total purchase price for the assets sold was $900,000, paid at the closing.  The Company expects to report a gain of approximately $600,000 on the sale in the fourth quarter ending December 31, 2006.These quarries had combined revenues of less than $500,000 per year and generated operating losses in 2005 and 2006 that were not material to the reported quarry division results.

ROCK OF AGES CORPORATION

 FORM 8-K

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: January 3, 2007	By: /s/ Michael B. Tule Michael B. Tule Senior Vice President/General Counsel